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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use of our report, dated April 23, 1999, on the financial statements of Tesla Power and Automation, Inc. included in this Form 8-K and to its incorporation by reference into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8
(File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).


                                            /s/ BROCKMANN, ARMOUR & CO. LLC
                                                --------------------------------
                                                BROCKMANN, ARMOUR & CO. LLC

Denver, Colorado
April 29, 1999